AMENDED AND RESTATED PARTICIPATION. AGREEMENT Among VARIABLE INSURANCE PRODUCTS FUNDS. FIDELITY DISTRIBUTORS CORPORATION and EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY THIS AMENDED AND RESTATED AGREEMENT, made and entered into as of the Sth day of May, 2009 by and among EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY, (hereinafter the “Company”), a subsidiary of FMRLLC, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referrer] to as the “Account”); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the “Underwriter”), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, FUND III and VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V each an unincorporated business trust organised under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the “Fund”). RECITALS WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts; established for variable life insurance policies and variable annuity contracts (collectively, the “Variable Insurance Products”) and qualified pension and retirement plans within the meaning of Treasury Regulation section 1.KI7-5(t)(3Xiii) (“Qualified Plans”) to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter WHEREAS, the beneficial interest in each Fund is divided into several series of assets, any one or more of which may be made available under this Agreement, as may ho amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a “Portfolio”); and

WHEREAS, each Fund has obtained an order from the Securities and Exchange Commission; dated October 15, 1985 (File No. 812-6102) or September 17, 1986 (File No 812 6422), granting Participating Insurance Companies anti variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “ 1940 Act”) and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated lite insurance companies (hereinafter the “Shared Funding Exemptive Order”); and WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and 1933 Act, unless such Contracts are exempt from registration thereunder; and WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Account at net asset value,

AGREEMENT NOW, THEREFORE, in consideration of their mutual promises, the Company, the Underwriter and each Fund agree as follows: This agreement shall amend and supersede the following Agreements as of the date stated above among the Funds, Underwriter and Company with respect to all investments by the Company or its separate accounts in each Fund prior to the date of this Agreement, as though below. 1. Participation Agreement dated October 1,1991 among Company. Underwriter and Variable Insurance Product Fund I, 2. Participation Agreement dated October 1, 1991 among Company, Underwriter and Variable Insurance Product Fund II. 3. Participation Agreement dated January 27, 1997 among Company, Underwriter and Variable Insurance Product Fund III. 4, Participation Agreement dated May 16, 2007 among Company, I Underwriter and Variable Insurance Product Fund V. In addition, the parties hereby amend and restate their agreements herein. Although the parties have executed this Agreement in the form of a Master Participation agreement for each Fund, as though the Company and the Underwriter had executed a separate, identical form of participation agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fundi 1.1. The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Beginning within three months of the effective date of this Agreement, the Company agrees that all Order for the purchase and redemption of Fund shares on behalf of the Accounts will be placed by the Company with the Funds or their transfer agent by electronic transmission. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission. 1-2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state 1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and Qualified Plans, No shares of any Portfolio will be sold to the general public. 1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company, separate account or Qualified Plan unless an agreement containing provisions substantially tire same as Articles I, III, V, VII and Section 2.3 of Article II of this Agreements in effect to govern such sales. redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day. This section shall not apply to VIP Fund shares or share classes that are subject to redemption tees. The Company shall not purchase or redeem VIP Fund shares that are subject to redemption tees, including shares of Portfolios or share agreement signed by all parties. offered by the then current prospectus of the Fund shall he made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the Contracts shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company’s general account, provided that such amounts may also be invested in an investment company other than the Fund Fund; or (b) the Company gives the Fund and the Underwriter 45 days written notice of its

Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement (a list of such funds appearing on Schedule C to this Agreement); or (d) the Fund or Underwriter consents to the use of such other investment company. order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to he the responsibility of the Company and shall become the responsibility of the Fund. 1.8. Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund Account ‘ 1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions; to the Company on a daily basis as soon as reasonably practical after the net asset value per chare is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts tn make such net asset value per share available by 7 p.m. Boston time. 1.11. The parties agree that the Contracts are not intended to serve as vehicles for solely from Contract Owner transactions fully received and recarded by the Company before the p.m. e.s.t); ’ (b) it will comply with its policies and procedures designed to prevent excessive trading as approved by the Fund, or will comply with the Fund’s policies and procedures (c) any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language reserving to ths Company the right to refuse to accept, instructions from persons that engage in market timing or other excessive or disruptive trading activity. 1-12 . A. Company agrees to comply with its obligations under applicable anti-money laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under and other laws), and the rules, regulations and official guidance issued thereunder (collectively; the “BSA”). Company purchases Portfolio shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (collectively, the “Sanctions”); or (ii) any of the Special Measures. C. The Company hereby represents, covenants and warrants to the Fund and the Underwriter that: employment to transact business with the Fund or Underwriter in accounts in the Company’s name, in any nominee name maintained for the Company, or for targeted under any of the Sanctions or Special Measures and that no transactions ~ placed in any such accounts by any of the Company’s authorised employees will contravene any of the Sanctions or Special Measures; (b) As the Sanctions or Special Measures are updated, the Company shall periodically review them to confirm that none of the Company’s employees that are authorized to transact business with the Fund or Underwriter are designated or targeted under any of the Sanctions or Special Measures; and (c) The Company, including any of the Company’s affiliates, docs not maintain D. The Company agrees to notify the Fund and the Underwriter or the Portfolios’ transfer agent promptly when and if it learns that the establishment or maintenance of any account holding, or transaction in or relationship with a holder of, Portfolio shares pursuant to this Agreement violates or appears to violate any of the Sanctions or Special Measures-

ARTICLE II. Representations and Warranties 2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance company duly organized and in good Standing under the: applicable New York Insurance I and that each Account is either registered or exempt from registration as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts! 2.2. The Fund represents and warrants that Fund shares sold pursuant tn this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of New York and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend = the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter = 2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”) and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having!* reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future, 2.4. The Company represents that the Contracts are currently treated as endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to he so treated or that they might not he so tieated in the fulure: 2.5. (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a “no fee” or “defensive” Rule 12b-l Tian under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12h-1, the Fund undertakes to have aboard of trustees. a majority of whom are not interested pci sons of the Fund; formulate and approve any plan under Rule 12b-1 to finance distribution expenses (b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses.

The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested peisons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund’s Rule 12b-l Plans insurance laws or regulations of the various states except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of New York and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of New York to the extent required to perform this Agreement 2.7. The Underwriter represents and warrants that it is a member in good standing Commonwealth of Massachusetts and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act. 2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act. securities laws, 2710. l he Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal embezzlement and shall be issued by a reputable bonding company. employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for = larceny and embezzlement, and is in an amount not less than $5 million. The Company agrees to always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

ARTICLE III. Prospectuses and Proxy Statements: Voting 3.1. The Underwriter shall provide the Company with as many printed copies of the Fund’s current prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera- ready film containing the Fund’s prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended document (“Disclosure Document”) for the Contracts and the Fund’s prospectus printed together Statement of Additional Information for the Contracts printed together in one document. distributing Fund prospectuses and Statements of Additional Information shall he the expense, of the Company, For prospectuses and Statements of Additional Information provided by the the 1933 Act and/or the 1940 Act, the cost of printing shall be horn? by the Fund If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund’s prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund’s per unit cost of typesetting and printing the Fund’s prospectus. The same procedures shall be followed with respect to the Fund’s Statement of Additional Information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts! Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners: 3.4. If and to the extent required by law the Company shall: (i) solicit voting instructions from Contract owners: (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

particular separate account in the same proportion as Fund shares of such portfolio for which instructions have been received in that separate account, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The = Company reserves the right to vote Fund shares held in any segregated asset account in its own assuring that each of their separate accounts participating in the Fund calculates voting privileges incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies, 3.5. The Fund will comply with all provisions of the 1940 Act, requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto; ARTICLE IV. Sales Material and Information 4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional materialin which the Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material. statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or represents ions contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either. 4G. The Fund, Underwriter, or its designee shall furnish, or shall cause to be material in which the Company and/or its separate account(s), is named al least fifteen Business Days prior to its use. No such marerial shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Disclosure Document for the Contracts, as such registration statement or Disclosure Document may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contarct owners = or in sales literature or other promotional material approved by the Company nr its designee. except with the permission of the Company. 4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests contemporaneously with the filing of such document with the Securities and Exchange Commission nr cither regulatory authorities. 4.6. The Company will provide to the Fund at least one complete copy of all registration statements, Disclosure Documents, Statements of Additional Information reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to or affect the Fund, the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities or, if a Contract and its associated promotional material” includes, but is not limited to, any of the following that, refer tn the Fund or any affiliate of the Fund: advertisements (such as material published, nr designed far use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording. videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees and registration statements, Disclosure Documents, Statements of Additional Information, shareholder reports, and proxy materials; ARTICLE V. Fees and Expenses = 5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements as plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contrncts if and in amnimts agreed to by

Underwriter. No such payments shall be made directly by the Fund. 5.2. All expenses incident to performance by the Fund under this Agreement, shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses tor the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or 5.3. The Company shall bear the expenses of distributing the Fund’s prospectus and reports to owners of Contracts issued by the Company. The Fund shall bear the costs of the costs of any proxy solicitations other than proxies sponsored by the Fund: ARTICLE VI. Diversification 6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at ah times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5. relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5. 2 ARTICLE VII. Potential Conflicts

the manner m which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an Insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists ——— the Shared Funding Exemptive Order, by providing the Board with all informatinn reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Beard whenever contract owner voting instructions are disregarded. 7.3. If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict, exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account. 7.4. If a materia] irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may berequired, at the Fund’s election. to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund. 7.5. If a material irreconcilable conflict arises because a particular state insurance = regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that if has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extern required by the foregoing material irreconcilable conflict as determined by a majority of Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund. 7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the — disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by declined by vote of a majority of Contract owners materially adversely affected by the does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board. 7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as 3,5, 7.1,7.2, 7.3, 7.4, and 7.5 terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted. ARTICLE VIII. Indemnification 8.1. Indemnification By The Company 8.1 (a). The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid m settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at the Fund’s shares or the Contracts and: ——

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Di sclosure Documents for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based in reliance upon and in conformity with information furnished to the Company by Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its respect to the sale or distribution of the Contracts or Fund Shares; or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or (iv) arise as a result of any failure by the Company to provide the services and (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof. 8.1(b). The Company shall not be liable under this indemnification provision with respect to any lasses, claims, damages, liabilities or litigation incurred nr assessed against an Fund, whichever applicable 8.1(c). The Company shall not be liable under this indemnification provision with notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relievo the = Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. commencement of any litigation or proceedings against them in connection with the issuance or = sale of the Fund Shares or the Contracts or the operation of the Fund. 8 2. Indemnification by the Underwriter 8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund’s shares or the Contracts and: (i) arise out of or are based upon any untrue statement or alleged untrue prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not statement or omission was made in reliance upon and in conformity with = information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and of the Fund; or (iv) arise as a result of any failure by the Fund to provide rhe services grid furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, tn comply with the diversification requirements specified in Article VI of this Agreement); of (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and 8 7(c) hereof 8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to each with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on = any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought other wise than on account of this indemnification provision. In case any such at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the 8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account. 8.3. Indemnification By the Fund of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any furnish the materials under the forms of this Agreement (including a VI of this Agreement), or (It) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; respect to any losses, claims, damages, liabilities nr litigation incurred or acaessed against an or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable. 8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, = with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such = party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. commencement of any litigation or proceedings against it or any of its respective officers nr directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund. ARTICLE IX. Applicable Law 9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts. 9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 statutes, rules and regulations as the Securities and Exchange Commission may grant, (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. ARTICLE X. Termination of: (a) termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or (b) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company’s determination that of the Contracts; or registered, issued or sold in accordance with applicable state and/or federal law media of the Contracts issued or to be issued by the Company; or

(d)—termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or (g)—termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, in its business, operations, financial condition or prospects since the date of (h)—termination by the Fund or the Underwriter by written notice to the Company, in Section 1.6(b) hereof and at the time such notice was given there was no Specifically, without limitation, the owners of the Existing Contracts shall be permitted to agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement

10.3. The provisions of Articles 11 (Representations and Warranties), VIII (Indemnification), IX (Applicable Law) and XII (Miscellaneous) shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive with section 10.2, except that the Fund and Underwriter shall have no further obligation to make 10.4. The Company shall not redeem Fund shares attributable to the Contracts (a$ opposed to Fund shares attributable to the Company’s assets held in the Account.) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so. ARTICLE XI. Notices — the other party at the address of such party set forth below or at. such other address as such party may from time to time specify in writing to the other party. If to the Fund: 82 Devonshire Street, V5A Boston, Massachusetts 02109 Attention: Treasurer If to the Company: Boston, Massachusetts 02109 Attention: Treasurer If to the Underwriter: 82 Devonshire Street, V5A Boston, Massachusetts 02109

ARTICLE XII. Miscellaneous 12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund! party hereto shall treat as confidential the names and addresses of the ormers of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. 12.4 This Agreement may be executed simultaneously in two or more counterparts, 12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. 12.6 Each party hereto shall cooperate with each other party and all appropriate contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a regulations. 12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement. The

Company shall promptly notify the Fund and the Underwriter of any change in control of the Company. 12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports: (a) the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical and in any event within 90 days after the end of each fiscal year; soon as practical and in any event within 45 days after the end of each quarterly period: Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders; Company filed with the Securities and Exchange Commission nr any state insurance regulator, as soon as practical after the filing thereof; in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to he executed in its name and on its behalf by its duly authorized representative. EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY By: Name: William Johnson Its: Executive Vice President VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV, and VARIABLE INSURANCE PRODUCTS FUND V

Schedule A Separate Accounts and Associated Contracts Name of Separate Account and Policy Form Numbers of Contracts Date Established by Board of Directors Funded By Separate Account EVA-91100 Empire Fidelity Investments Variable Annuity EFV1A-921O0 Account A, established July 15, 1991 EFVIA-99100 EDVA-2005 EDVA-GWB-7.007 Account I, established Inly 22, 1987 VUL-2003-NY SVUL-2003-NY

SCHEDULER PROXY VOTING PROCEDURE proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term 1. The number of proxy proposals is given to the Company by the Underwrite! as early as approximately two months before meeting. Customers’ accounts of the Record Date Note: The number of proxy statements is determined by the activities described in Step #2; The Company will use its best efforts to call in the number of Customers to Fidelity, as 3. The Fund’s Annual Report no longer needs to be sent to each Customer by the Company will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates; Cards. The Legal Department of the Underwriter or its affiliate (“Fidelity’ Legal”) must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes: a. name (legal name as found on account registration) b. address c. Fund or account number d. coding to state number of units e. individual Card number for use in tracking and verification of votes (already on

5. During this time, Fidelity Legal will develop, produce, and the Fund will pay for the to Customers by Company will include: a. Voting Instruction Card(s)—b. One proxy notice and statement (one document) c. return envelope (postage pre-paid by Company) addressed to the Cuumiended (This Fund.) e. cover letter—optional, supplied by Company and reviewed and approved in advance by Fidelity LegaL 6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of * The Fund must allow at least a 15-day solicitation time to the Company as the calculated as calendar days from (but not including) the meeting, counting backwards. 8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure replies, and to begin data entry, Note: Postmarks are not generally needed. A need for postmark information would Fidelity in the past. 9. Signatures on Card checked against legal name on account registration which was printed on the Card. Note. For Example, If the account registration is under “Bertram C. Jones, Trustee,” on the Card. “

10. If Cards are mutilated, or for any reason are illegible or are not signed properly they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have “kicked out” (e.g. mutilated, illegible) of the procedure are “hand verified,” i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually. 11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount. 12. The actual tabulation of votes is done in units which is then converted tn share. (It percentage and the number of shares.) Fidelity Legal must review and approve tabulation format. morning of the meeting not later than 10:00 a.m Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting K A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification. F5: The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards. writing. ’

SCHEDULE C Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

SUB-LICENSE AGREEMENT Agreement effective as of this of , 2009, by and between Fidelity Distributors Corporation (hereinafter called “Fidelity”), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, with a principal place of business at 82 Devonshire Street, Boston, Massachusetts, and Empire Fidelity Investments Life Insurance Company_(hereinafter called “Company”), a company organized and existing under the laws of the State of New York With a WHEREAS, FMR Corp., a Massachusetts corporation, the parent company of Fidelity, is the trademark in a pyramid design (hereinafter, collectively the “Fidelity Trademarks”), a copy of each of which is attached hereto as Exhibit “A”; and WHEREAS, FMR Corp has granted a license to Fidelity (rhe “Master License Agreement”) to sub-license the Fidelity Trademarks to third parties for their use in connection with Promotional Materials as hereinafter defined; and WHEREAS, Company is desirous of using the Fidelity Trademarks in connection with Fidelity Trademarks, printed in said material (such material hereinafter called the Promotional Material). For the purpose of this Agreement, “sales literature and other promotional material” shall have the same meaning as in the certain Participation Agreement dated as of the day of , 2009, among Fidelity, Company and the Variable Insurance Products Funds (hereinafter “Participation Agreement”); and WHEREAS, Fidelity is desirous of having the Fidelity Trademarks used in connection with the Promotional Material. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, and of the mutual promises hereinafter set forth, the parties hereby agree as follows: 1. Fidelity hereby grants to Company a non-cxclusive, non-transferable license to use the Fidelity Trademarks in connection with the promotional distribution of the Promotional Mamrial and Fidelity Trademarks and agrees that it will do nothing inconsistent with the ownership of the Fidelity = Trademarks by FMR Corp., and that it will not, now or hereinafter, contest any registration or application for registration of the Fidelity Trademarks by FMR Corp., nor will it, now or hereafter. aid anyone in contesting any registration or application for registration of the Fidelity Trademarks by FMR Corp.

3. Company agrees to use the Fidelity Trademarks only in the form and manner approved by Fidelity and not to use any other trademark, service mark or registered trademark in combination with any of the Fidelity Trademarks without approval by Fidelity. 4. Company agrees that it will place all necessary and proper notices and legends in order to protect the interests of FMR Corp, and Fidelity therein pertaining to the Fidelity Trademarks on the Promotional Material including, but not limited to, symbols indicating trademarks, service marks and registered trademarks. Company will place such symbols and legends on the Promotional Material as requested by Fidelity or FMR Corp, upon receipt of notice of same from Fidelity or FMR Corp. 5. Company agrees that the nature and quality of all of the Promotional Material distributed Company bearing the Fidelity Trademarks shall conform to standards set by, and be under the control of, Fidelity. 6. Company agrees to cooperate with Fidelity in facilitating Fidelity’s control of the use of the Fidelity Trademarks and of the quality of the Promotional Material to permit reasonable inspection of samples of same by Fidelity and to supply Fidelity with reasonable quantities of samples of the Promotional Material upon request. 7. Company shall comply with all applicable laws and regulations and obtain any and all licenses or other necessary permits pertaining to the distribution of said Promotional Material. 8. Company agrees to notify Fidelity of any unauthorized use of the Fidelity Trademarks by others Promptly as it comes to the attention of Company. Fidelity or FMR Corp, shall have the sole right and discretion to commence actions or other proceedings for infringement, unfair competition or the like involving the Fidelity Trademarks and Company shall cooperate in any such proceedings if so requested by Fidelity or FMR Corp. 9. This agreement shall continue in force until terminated by Fidelity. This agreement shall automatically terminate upon termination of the Master License Agreement. In addition, Fidelity shall have right to terminate this agreement at any time upon notice to Company, with or without cause Upon any such termination, Company agrees to cease immediately all use of the Fidelity Trademarks and shall destroy, at Company’s expense, any and all materials in its possession bearing the Fidelity Trademarks, and agrees that all rights in the Fidelity Trademarks and in the goodwill connected therewith shall remain the property of FMR Corp. Unless so terminated by Fidelity, or extended by written agreement of the parties, this agreement shall expire on the termination of that certain Participation Agreement. 10. Company shall indemnify Fidelity and FMR Corp and hold each of them harmless from and against any loss, damage, liability, cost or expense of any nature whatsoever, including without limitation reasonable attorneys’ fees and all court costs, arising out of use of the Fidelity Trademarks by Company.

11. In consideration for the promotion and advertising of Fidelity as a result of the distribution by Company of the Promotional Material, Company shall not pay any monies as a royalty to Fidelity for this license. Participation Agreement. In the event of any conflict between the terms and conditions herein and thereof, the terms and conditions of the Participation Agreement shall control. 13. This agreement shall be interpreted according to the laws of the Commonwealth of Massachusetts. this agreement, as of the date first above written- FIDELITY DISTRIBUTORS CORPORATION By: Name: Bill Loehning Title: Executive Vice-President Dale: EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY By: Name: Title;

EXHIBIT A Int. Cl.: 36 Prior U.S. Cls.: 101 and 102 . Reg. No. 1,481,040 United States Patent and Trademark Office Registered Mar. 15 1988 SERVICE MARK PRINCIPAL REGISTER FMR CORP (MASSACHUSETTS CORPORATION) 82 DEVONSHIRE STREET BOSTON, MA 02109, ASSIGNEE OF NO CLAIM IS MADE TO THE FIDELITY DISTRIBUTORS EXCLUSIVE RIGHT TO USE CORPORATION (MASSACHUSETTS “INVESTMENTS”, APART FROM THE CORPORATION) BOSTON, MA 02109 MARK AS SHOWN. SER. NO. 641,707, FILED 1-28-1987 UM JO (U.S. CLS. 101 AND 102)n RUSS HERMAN, EXAMINING ATTORNEY